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                                                                   Exhibit 10.45


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on the 31st day of August, 1999 by and between CNL American Properties Fund, Inc., a Florida corporation (the "Company") and Howard Singer ("Executive").

                             Preliminary Statement
                             ---------------------

     WHEREAS, the Company desires to employ or continue to employ Executive, and Executive desires to be employed by the Company; and

     WHEREAS the Company and Executive desire to enter into this Agreement which sets forth the terms and conditions of Executive's employment;

     NOW, THEREFORE, in consideration of the mutual covenants set forth below, the Company and Executive agree as follows:

     1.  Employment. The Company hereby employs the Executive, and Executive
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agrees to serve the Company, on the terms and conditions set forth below.
Except as otherwise provided in this Agreement, Executive's employment shall be subject to the employment policies and practices of the Company in effect from time to time during the Term of Executive's employment.

     2.  Term of Agreement. The Term of Executive's employment pursuant to this
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Agreement shall commence on the effective date of the merger of CNL Financial
Services, CNL Financial Corporation and CNL Fund Advisors into CNL American Properties Fund, Inc. and shall continue in effect for a period of three years thereafter, unless terminated sooner in accordance with Section 5 below ("Term").

     3.  Position and Duties. The Executive shall serve as Executive Vice
         -------------------
President of the Company and shall have such duties, authority and responsibilities as are normally associated with and appropriate for such position. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company, except that Executive may perform personal or charitable activities which do not interfere with Executive's employment duties with the approval of the Chief Executive Officer of the Company.

     4.  Compensation and Related Matters.
         --------------------------------

         4.1  Base Salary. During the Term of his employment, the Company shall
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pay to Executive a Base Salary as specified in Attachment A to this Agreement.
("Base Salary"). Base Salary shall be paid in equal installments in accordance with the Company's usual and customary payroll practices, but not less frequently than monthly. Base Salary may be increased each year in the discretion of the Company, or as otherwise specified in Attachment A.
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         4.2    Bonus and Additional Compensation. Executive shall be entitled
                ---------------------------------
to receive such bonus and additional compensation, including stock options, as specified in Attachment A.

         4.3    Benefit Plans and Arrangements. Executive shall be entitled to
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participate in and to receive benefits under all existing and future employee benefit plans, perquisites and fringe benefit programs of the Company that are provided to other similarly situated executives of the Company, on terms no less favorable than those provided to such other executives, to the extent Executive is eligible under the terms of such plans or programs.

         4.4    Expenses. The Company shall promptly reimburse Executive for all
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reasonable and customary expenses incurred by Executive in performing services for the Company, including all expenses of travel while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for by Executive in accordance with the policies and procedures established by the Company.

         4.5    Vacations. The Executive shall be entitled to no fewer than 15
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vacation days per year.

     5.  Termination. The Term of Executive's employment pursuant to this
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Agreement may be terminated under the following circumstances:

         5.1    Death.  The Term of Executive's employment shall terminate upon
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his death.

         5.2    Disability. The Company may terminate the Term of Executive's
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employment as a result of Executive's Disability. For purposes of this
Agreement, "Disability" is defined as the inability, by reason of illness or other physical or mental incapacity or limitation, of the Executive substantially to perform the duties of his employment with the Company, which inability continues for at least one hundred twenty (120) consecutive days, or for shorter periods aggregating one hundred twenty (120) days during any consecutive twelve (12) month period.

         5.3    By Company for Cause.  The Company may terminate the Term of
                --------------------
Executive's employment for "Cause" upon written notice to the Executive. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment upon any of the following events:

         (i) Executive's continued failure to perform or his habitual neglect of his duties;
         (ii) Executive's conviction of, plea of nolo contendre to, or indictment for (which indictment is not discharged or otherwise resolved within 12 months) any felony, or any crime involving moral turpitude, or any crime which is likely to result in material injury to the Company;
         (iii) Executive's breach of a fiduciary duty relating to the Executive's employment with the Company, including but not limited to an act of fraud, theft or dishonesty; or
         (iv)   Executive's material breach of this Agreement.

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Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause under clause (i) or (iv) unless the Company provided reasonable written notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, and Executive failed within thirty
(30) days to cure the event or deficiency set forth in the written notice.

          5.4    By Company Without Cause. The Company may terminate the Term of
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Executive's employment other than for Cause, death or Disability at any time upon sixty (60) days prior written notice to Executive.

          5.5    By Executive for Good Reason. Executive may terminate his
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employment for "Good Reason" upon written notice to the Company.  For purposes of this Agreement, "Good Reason" shall include the following events unless otherwise consented to by the Executive:

          (i) The assignment to Executive of any duties materially inconsistent with Executive's position, duties, responsibilities and status within the Company;
          (ii) A material reduction in Executive's reporting responsibilities not pertaining to job performance issues;
          (iii) A reduction in the Base Salary of the Executive not pertaining to job performance issues;
          (iv) A requirement by the Company that Executive's work location be moved more than 50 miles of the Company's principal place of business in Orlando, Florida;
          (v)    The Company's material breach of this Agreement; or
          (vi) The Company's failure to obtain an agreement from any successor to the business of the Company by which the successor assumes and agrees to perform this Agreement.

     Notwithstanding the foregoing, Executive shall not be deemed to have terminated his employment for Good Reason under clause (i), (ii), (iii), (iv) or
(v), unless the Executive provided reasonable written notice to the Company setting forth the reasons for the Executive's intention to resign for Good Reason, and the Company failed within thirty (30) days to cure the event or deficiency set forth in the written notice.

     6.   Compensation in the Event of Termination. In the event Executive's
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employment pursuant to this Agreement terminates prior to the end of the Term of this Agreement, the Company shall pay Executive compensation as set forth below:

          6.1    By Company Without Cause; By Executive for Good Reason. In the
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event that Executive's employment is terminated by the Company without Cause, or by the Executive for Good Reason, the Company shall pay Executive a cash payment equal to one and one-half (1 1/2) times the Executive's Base Salary which is in effect on the date of the Executive's termination. This cash payment shall be made payable in equal installments in accordance with the Company's usual and customary payroll practices, commencing on the first payday following
Executive's termination. The Company shall also permit the Executive, for a period of one (1) year, to participate in all welfare and benefit plans on the same terms as other similarly situated, active executives of the Company, to the extent Executive is eligible under the terms of such plans. Within thirty (30) days of the date of termination of Executive's employment, the Company shall also pay Executive a lump sum equal to the sum of: (i) any accrued but unpaid

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Base Salary and vacation due Executive as of the date of termination of employment; and (ii) reimbursements for appropriately submitted expenses which have been incurred, but have not been paid by the Company, as of the date of termination. In addition, any stock that would otherwise vest during the next twelve months would become immediately vested and remain exercisable for no more than ninety (90) days following termination or, if shorter, for the balance of the regular term of the options.

          6.2  By Company for Cause; by Executive Without Good Reason.  In the
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event that the Company terminates Executive's employment for Cause, or Executive terminates his employment without Good Reason, all compensation or benefits to which Executive may otherwise be entitled shall cease on the date of termination, except for (i) any accrued but unpaid Base Salary due Executive as of the date of termination of employment; and (ii) reimbursements for appropriately submitted expenses which have been incurred, but have not been paid by the Company, as of the date of termination.

          6.3  Death or Disability.  In the event that the Company terminates
               -------------------
Executive's employment due to his death or Disability, the Company shall pay the Executive or his estate a lump sum equal to six months of Executive's Base Salary, payable within thirty (30) days of Executive's termination. This payment shall be in addition to, rather than in lieu of, the entitlement of Executive or his estate to any other insurance or benefit proceeds as a result of his death or Disability.

     7.   Non-Competition, Non-Solicitation and Confidentiality.
          -----------------------------------------------------

          7.1  Covenant Not to Compete. While employed by the Company or any
               -----------------------
affiliate of the Company and for a period of eighteen (18) months thereafter, Executive shall not, directly or indirectly, for compensation or otherwise, engage in or have any interest in any sole proprietorship, partnership, corporation, business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that, directly or indirectly, competes with the business enterprises in which the Company or its subsidiaries are now or during Executive's employment become engaged (collectively, the "Benefited Persons") in any and all states in which the Company or any other Benefited Person conducts such business while Executive is employed by the Company or a subsidiary of the Company. Notwithstanding the foregoing, Executive may continue to hold Company securities or acquire, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any national securities exchange or are regularly quoted in the over-the-counter market, so long as Executive does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control of more than five percent (5%) of any class of capital stock of such corporation.

          7.2  Nonsolicitation of Clients.  While employed by the Company or any
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affiliate of the Company and for a period of eighteen (18) months thereafter,
Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, solicit, attempt to contract with, or enter into a contractual relationship of any kind pertaining to any aspect of the development or lease of real property, with any person or entity with which the Company or any affiliate of the Company, had any contractual relationship or engaged in negotiations toward a contract in the previous twelve (12) months. Upon the termination of Executive's employment with the Company, the Company or

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an affiliate of the Company shall furnish to Executive a list of the persons and entities that are the subjects of this provision.

          7.3  Nonsolicitation of Employees. While employed by the Company or
               ----------------------------
any affiliate of the Company and for a period of eighteen (18) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, solicit, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or any Benefited Person, unless such employee or former employee has not been employed by the Company or other Benefited Person for a period in excess of six (6) months.

          7.4  Nondisparagement.  While employed by the Company or any affiliate
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of the Company and after Executive's employment terminates, Executive shall not disparage, denigrate or comment negatively upon, either orally or in writing, the Company, any Benefited Person or any of their officers or directors, to or in the presence of any person or entity. The Company likewise shall not disparage, denigrate or comment negatively upon, either orally or in writing, the Executive to any prospective employer or third party after Executive's employment terminates unless compelled to do so by subpoena or other legal mandate.

          7.5  Confidentiality. While employed by the Company or any affiliate
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of the Company and after Executive's employment terminates, Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business affairs of the Benefited Persons, all information relating to the business of any of the Benefited Persons, including, without limitation, information concerning the financial condition, prospects, methods of doing business, marketing and promotion of services, disclosed to or known by the Executive as a consequence of his employment by the Company or any affiliate of the Company, which information is not generally known or otherwise obtainable in the public domain.

     8.   Tangible Items. All files, records, documents, manuals, books, forms,
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reports, memoranda, studies, data, calculations, recordings, or correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing, and all physical items related to the business of Company or any Benefited Person, whether of a public nature or not, and whether prepared by Executive or not, are and shall remain the exclusive property of Company or any Benefited Person, and shall not be removed from their premises, except as required in the course of Executive's employment by Company, without the prior written consent of the Company. Such items shall be promptly returned by Executive on the termination of Executive's employment with the Company or at any earlier time upon the request of the Company.

     9.   Remedies.
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          9.1  Injunctive Relief. The Company and Executive acknowledge and
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agree that a breach by Executive of any of the covenants contained in Section 7 of this Agreement will cause irreparable harm and damage to the Company and/or any other Benefited Person, the monetary amount of which may be virtually impossible to ascertain. Accordingly, Executive acknowledges that the Company and/or any other Benefited Person affected shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of said covenants by Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to other

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remedies the Company or such other Benefited Person may possess. In addition,
Executive acknowledges that in the event of his breach of any of the provisions of Section 7 of this Agreement, in addition to any other remedies the Company may have, the Company may cease making the periodic payments specified in
Section 6.1 as an offset against the damages suffered by the Company and any other Benefited Person on account of such breach.

          9.2    Arbitration. Except with regard to Section 7, all disputes
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between the parties concerning the performance, breach, construction or interpretation of this Agreement, or in any manner arising out of this Agreement, shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association, which arbitration shall be carried out in the manner set forth below:

          (i) Within fifteen (15) days after written notice by one party to the other party of its demand for arbitration, which demand shall set forth the name and address of its designated arbitrator, the other party shall select its designated arbitrator and so notify the demanding party. Within fifteen
                 (15) days thereafter, the two arbitrators so selected shall select the third arbitrator. The dispute shall be heard by the arbitrators within ninety (90) days after selection of the third arbitrator. The decision of any two arbitrators shall be binding upon the parties. Should any party or arbitrator fail to make a selection, the American Arbitration Association shall designate such arbitrator upon the application of either party. The decision of the arbitrators shall be final and binding upon the Company, its successors and assigns and Executive.
          (ii) The arbitration proceedings shall take place in Orlando, Florida, and the judgment and determination of such proceedings shall be binding on all parties. Judgment upon any award rendered by the arbitrators may be entered into any court having competent jurisdiction without any right of appeal.
          (iii) Each party shall pay its or his own expenses of arbitration, and the expenses of the arbitrators and the arbitration proceeding shall be shared equally. However, if in the opinion of a majority of the arbitrators, any claim or defense was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrators and the arbitration proceeding (collectively, the "Arbitration Expenses") against the party raising such unreasonable claim or defense; and if the arbitrators rule in favor of Executive, then the Company shall be obligated to pay all of the Arbitration Expenses.

     10.  Severability.  The Company and Executive agree that if, in any action
          ------------
before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is found to be unreasonable or otherwise unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable.

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     11.  Notice. For purposes of this Agreement, notices, demands and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, or by overnight courier or if mailed by United States registered mail, return receipt requested, postage prepaid, to the following addresses:

          If to Executive:

          Howard Singer
          10527 Boca Pointe Drive
          Orlando, Florida 32836

          If to Company:

          CNL American Properties Fund, Inc.
          400 E. South Street, Suite 500
          Orlando, Florida 32801
          Attn:  James M. Seneff, Jr.

Either party may change its address for notices in accordance with this Section by providing written notice of such change to the other party.

     12.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Florida.

     13.  Benefits; Binding Effect. This Agreement shall be for the benefit of
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and binding upon the parties and their respective heirs, personal representatives, legal representatives, successors and assigns. If Executive is transferred to an affiliate of the Company, such affiliate will assume this Agreement and upon assumption shall be deemed "the Company" under this Agreement.

     14.  Entire Agreement. This Agreement, including its incorporated
          ----------------
Attachment A, constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive's employment or the other subject matters of this Agreement are superseded in their entirety by this Agreement.

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

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.





/s/    Lisa Schultz                             /s/    Curtis McWilliams
--------------------------------                --------------------------------
        Witness                                 By:    Curtis McWilliams


                                                Date:  August 31, 1999

                                                On behalf of the Company


/s/    Lisa Schultz                             /s/    Howard Singer
--------------------------------                --------------------------------
        Witness                                 By:    Howard Singer
                                                       (Executive)

                                                Date:  August 20, 1999


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                     EMPLOYMENT AGREEMENT OF HOWARD SINGER

                                 ATTACHMENT "A"
                                 --------------


     1.  Base Salary: During the term of employment, the Company shall pay to
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the Executive a base salary of $137,500 per year.  The Executive's base salary shall become effective on January 1, 2000.

     2.  Annual Bonus Compensation: Executive may receive annual bonus
         -------------------------
compensation targeted at forty percent (40%) of the Executive's base compensation.

     3.  Long-Term Compensation: Pending the Board of Director's approval, the
         ----------------------
Executive may be entitled to participate in a long-term compensation program to be implemented at a later date.